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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-44017 on Form S-8 of Lipid Sciences, Inc. of our report dated February 28, 2002 (March 22, 2002 as to Note 17), appearing in this Annual Report on Form 10-K of Lipid Sciences, Inc.


DELOITTE & TOUCHE LLP

San Francisco, California
March 28, 2002